EXHIBIT B

JOINT FIILNG AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date:	October 18, 2007	Jumeirah Assets LLC
		By:	/s/ Mohammad Abdulla Ali Al Gergawi
Name: Mohammad Abdulla Ali Al Gergawi
Title: Manager
Date:	October 18, 2007	Dubai Holding Commercial Operations Group LLC
		By:	/s/ Mohammad Abdulla Ali Al Gergawi
Name: Mohammad Abdulla Ali Al Gergawi
Title: Manager
Date:	October 18, 2007	Dubai Holding LLC
		By:	/s/ Mohammad Abdulla Ali Al Gergawi
Name: Mohammad Abdulla Ali Al Gergawi
Title: Manager

Date:	October 18, 2007	/s/ Mohammad Abdulla Ali Al Gergawi
Mohammad Abdulla Ali Al Gergawi